As filed with the Securities and Exchange Commission on August 23, 2011

Registration No. 333-144550

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NextWave Wireless Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5361360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12264 El Camino Real, Suite 305

San Diego, California 92130

(619) 573-1570

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IPWireless, Inc. Employee Stock Bonus Plan

(Full Title of the Plan(s))

Frank A. Cassou

Executive Vice President – Chief Legal Counsel

NextWaveWireless Inc.

12264 El Camino Real, Suite 305

San Diego, California 92130

(619) 573-1578

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Marita A. Makinen, Esq.

Lowenstein Sandler PC

1251 Avenue of the Americas

New York, New York 10020

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment (this “Amendment”) relates to the Registration Statement on Form S-8 (No. 333-144550) (the “Registration Statement”) filed by NextWave Wireless Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on July 13, 2007.

The Company no longer maintains the IPWireless, Inc. Employee Stock Bonus Plan (the “Plan”), and no awards under the Plan remain outstanding. Therefore, any offerings pursuant to the Plan have been terminated. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Amendment to remove from registration, by means of a post-effective amendment, all of the shares of common stock under the Plan which were registered under the Registration Statement and remain unsold as of the date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 23rd day of August, 2011.

NEXTWAVE WIRELESS INC.

By:	/s/ Frank A. Cassou
Name: Frank A. Cassou
Title: Executive Vice President – Chief Legal Officer and Secretary